Exhibit 10.4
                                                                    ------------
                                 PROMISSORY NOTE
                                 ---------------


$811,0000.00                                                         May 1, 2003


         FOR VALUE RECEIVED, Imperial Industries, Inc, a Delaware corporation, ("Maker"), hereby promises to pay to the order of Imperial Settlement LLC ("Payee"), the principal sum of Eight Hundred Eleven Thousand Dollars ($811,000.00) in lawful money of the United States of America, together with interest accruing (i) from the date of this Promissory Note through November 1, 2004 at the rate of Five and Sixth/Tenths percent (5.60%), and (ii) from November 1, 2004 through May 1, 2006 at a rate of Eight percent (8.00%), on the terms set forth herein as follows:

         1. Principal and interest on this Promissory Note shall be due and payable by Maker to Payee as follows:

                  (a) Subject to the right of prepayment in section 2, payments of accrued interest only shall be due and payable in the amount of Twenty-Two Thousand Seven Hundred Eight Dollars ($22,708.00) semi-annually on November 1 and May 1 each year commencing on November 1, 2003 through November 1, 2004 and, in the amount of Thirty-Two Thousand Four Hundred Forty Dollars ($32,440.00) semi-annually on May 1 and November 1 of each year commencing May 1, 2005 and a final payment of principal and accrued interest in the amount of Eight Hundred Forty-Three Thousand Four Hundred Forty-Four Dollars ($843,440.00) shall be due on May 1, 2006. Under no circumstances will the interest rate on this Promissory Note be more than the maximum rate allowed by applicable law.

                  (b) Interest on the Promissory Note shall be computed on the basis of an 360-day year comprised of 30-day months provided that for interest due and payable any day other than a semi-annual payment date, interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. If a due date for the payment of principal or of interest on this Promissory Note falls on a Saturday, Sunday or legal holiday, such payment shall be due on the next succeeding banking day.

                  (c) Any sums payable hereunder shall be applied first to cure any default hereunder (including payment of all costs and expenses), second to interest, and third to reduction of principal. Any payment made following the due date shall be payable with interest on the amount of such payment attributable from the due date at the Default Rate, as hereinafter defined.

         2. This Promissory Note may be prepaid, without penalty at any time during the term hereof, at the option of Maker. All sums received as a prepayment, after first being applied to any expense and accrued interest due to Payee hereunder shall be applied to reduce the principal becoming due hereunder. In the event Maker prepays this Promissory Note in full but not part on or prior to November 1, 2004, the amount of principal due hereunder shall be reduced from $811,000.00 to $567,700.00.

         3. Payments not made within fifteen (15) days of the due date under the terms of this Promissory Note, shall be subject to a late charge of Five percent (5%) of such late payment.

         4 All payments due hereunder shall be due and payable at the address of Payee as set forth in Paragraph 14, or at such other place as Payee, from time to time, may designate in writing.

         5. The following shall constitute events of default (individually and collectively referred to as "Events of Default":

                  (a) The failure of Maker to pay when due the payment of principal and/or interest, or any other sums due hereunder, upon 10 calendar days following written notice that timely payment was not made;

                  (b) The Maker shall (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) admit in writing its inability to pay its debts as they become due, or (iv) file a voluntary petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (v) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, or (vi) be the subject of any bankruptcy, insolvency, receivership or similar proceeding filed against it which remains undismissed for a period of sixty (60) days, or (vii) file any answer admitting or not contesting the material allegations of any petition provided in this section 5(b) filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (viii) seek, approve, consent to, or acquiesce in any proceeding provided in this section 5(b), or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or dissolution of the Maker;


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

                  (c) An order for relief is entered under the United States Bankruptcy laws or any other decree or order is entered by a court having jurisdiction (I) adjudging the Maker bankrupt or insolvent, or
         (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Maker under the United States Bankruptcy laws or any other applicable federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or of any substantial part of the property of the Maker, or (iv) ordering the winding up or liquidation of the affairs of the Maker and any such decree or order continues unstayed and in effect for a period of sixty (60) days;

                  (d) The Maker sells or otherwise disposes of all or substantially all of the Maker's property, except in the ordinary course of business.

         6. Upon the occurrence of one or more Events of Default, Payee, at its option and without further notice to Maker, may declare immediately due and payable the entire unpaid balance of principal, anything herein to the contrary notwithstanding; and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Promissory Note, any document, agreement and/or other instrument, and/or by applicable law.

         7. Payment due hereunder may be enforced and recovered in whole or in part at any time by one (1) or more of the remedies provided to Payee in this Promissory Note or otherwise. In such case Payee may also recover all reasonable costs of suit and other reasonable expense in connection therewith, including reasonable attorney's fees. In addition, notwithstanding anything herein to the contrary, upon an Event of Default, the rate of interest hereunder shall automatically accrue at fifteen percent (15%) (the "Default Rate"), which Default Rate shall commence on the date of the Event of Default and continue until the earlier of the cure of such default or payment in full hereunder.

         8. The rights and remedies of Payee as provided herein or otherwise shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur, and, to the maximum extent permitted by applicable law, the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         9. Maker hereby waives, to the maximum extent permitted by applicable law, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and Maker agrees that its liability is unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker hereby consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Promissory Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to it or affecting its liability hereunder.

         10. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver of one (1) event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.


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


         11. Any action or proceeding seeking to enforce any provision of, or based on, any right arising out of, this Promissory Note shall be brought against any of the parties hereto in the courts of the State of Delaware, or in the United States District Court for the District of Delaware, and the Maker hereby irrevocably and unconditionally submits and consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection concerning jurisdiction and venue with respect to any such action or proceeding in any of such courts.

         12. This Promissory Note shall be governed by and construed according to the laws of the State of Delaware (without regard to its conflict of laws or rules), all rights and remedies being governed by such laws. THIS PROMISSORY
NOTE IS, AND IS INTENDED BY THE MAKER, TO BE AN INSTRUMENT UNDER SEAL.

         13. Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Payee" and "Maker" shall be deemed to include the successors and assigns of Payee and Maker.

         14. All notices, consents, waivers, and other communications under this Promissory Note must be in writing and will be deemed to have been duly given
(a) on the date delivered if delivered by hand (with written confirmation of receipt), (b) on the date sent if sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) two (2) days after deposit with a next-day courier service of national reputation if sent by a nationally-recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  Maker:                    Imperial Industries, Inc.
                                            1259 N.W. 21st Street
                                            Pompano Beach, FL  33069
                                            Attn: Howard L. Ehler, Jr.
                                            Telephone:  954-917-4114
                                            Fax:  954-917-2775


                  Payee:                    Imperial Settlement LLC
                                            c/o Smith, Katzenstein & Furlow LLP
                                            800 Delaware Avenue
                                            P. O. Box 410
                                            Wilmington, DE  19899
                                            Attn:  Laurence V  Cronin, Esquire
                                            Telephone:  302-652-8400
                                            Fax:  302-652-8405




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


         15. All approvals, consents, or authorizations necessary for the Maker to execute, deliver and perform under this Promissory Note have been duly obtained in accordance with applicable law.

         16. PAYEE ADVISES MAKER THAT IT SHOULD CONTACT ATTORNEYS, OTHER THAN PAYEE, TO REVIEW THIS PROMISSORY NOTE AND ADVISE MAKER OF THE OBLIGATIONS AND OTHER RAMIFICATIONS ON MAKER OF EXECUTING THIS PROMISSORY NOTE. TO THE EXTENT THAT MAKER DOES NOT SEEK SUCH ADVISE OF COUNSEL IT DOES SO KNOWINGLY AND VOLUNTARILY.


         IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Promissory Note to be duly executed and sealed, and to be dated the day and year first above written.


                                    MAKER:

Attest:                             IMPERIAL INDUSTRIES INC.
[CORPORATE SEAL]

____________________________        By:_____________________________(SEAL)
Secretary                                         Name:
                                                  Title:


Sworn to and subscribed before me this _____ day of _________________, 2003.



[SEAL]
                                    _______________________________
                                             Notary Public


                                    My Commission Expires:__________